Exhibit 10.2

Execution Version

SPONSOR AGREEMENT

April 21, 2021

Horizon Acquisition Corporation
600 Steamboat Road, Suite 200
Greenwich, Connecticut 06830

and

Hoya Topco, LLC

111 N. Canal Street, Suite 800

Chicago, IL 60606

Ladies and Gentlemen:

Reference is made to that certain Transaction Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Transaction Agreement”) by and among Horizon Acquisition Corporation, a Cayman Islands exempted company (“Horizon”), Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”), Hoya Topco, LLC, a Delaware limited liability company (the “Company”), Hoya Intermediate, LLC, a Delaware limited liability company (“Intermediate”), and Vivid Seats Inc., a Delaware corporation and a direct wholly owned subsidiary of Intermediate (“VS PubCo” and collectively with the Company and Intermediate, the “VS Entities”) This sponsor agreement (this “Sponsor Agreement”) is being entered into and delivered by the Company, Horizon, Sponsor and Eldridge Industries, LLC, a Delaware limited liability company (“Eldridge”), in connection with the transactions contemplated by the Transaction Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor, Horizon and the Company hereby agree that:

1.           Exchange of Horizon Class B Common Stock. At least one day prior to, and conditioned upon, the consummation of the Merger, Sponsor shall irrevocably surrender to Horizon 13,599,608 shares of Horizon Class B Common Stock in exchange for (a) warrants to purchase 17,000,000 shares of Horizon Class A Common Stock at an exercise price of $10.00 per share, (b) warrants to purchase 17,000,000 shares of Horizon Class A Common Stock at an exercise price of $15.00 per share and (c) 50,000 shares of Horizon Class A Common Stock.

2.           Waiver of Anti-dilution Protection. Sponsor hereby, automatically and without any further action by Sponsor or Horizon, irrevocably (a) waives any adjustment to the conversion ratio set forth in the Horizon Governing Documents and any rights to other anti-dilution protections pursuant to the Horizon Governing Documents or otherwise, and (b) agrees not to assert or perfect any rights to adjustment or other anti-dilution protections, in each case, with respect to the rate that all of the Horizon Class A Common Stock held by Sponsor convert into Class A Common Stock of VS PubCo in connection with the PIPE Subscription and the transactions contemplated by the Transaction Agreement.

3.           New Shares. If, between the date of this Sponsor Agreement and the Closing, (a) any Horizon Common Stock, Horizon Common Warrants or other equity interests of Horizon are issued to Sponsor or the outstanding shares of Horizon Common Stock or Horizon Common Warrants owned by Sponsor shall have been changed into a different number of shares or a different class, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange, or any similar event, (b) Sponsor purchases or otherwise acquires beneficial ownership of any Horizon Common Stock, Horizon Common Warrants or other equity interests of Horizon or (c) Sponsor acquires the right to vote or share in the voting of any Horizon Common Stock, Horizon Common Warrants or other equity interests of Horizon (such Horizon Common Stock, Horizon Common Warrants or other equity interests of Horizon issued or acquired by Sponsor pursuant to the foregoing clauses (a), (b) or (c), collectively “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted Sponsor Securities (as defined below) as of the date hereof, and the number of Horizon Common Stock to be terminated, forfeited, surrendered and cancelled pursuant to this Sponsor Agreement, will be equitably adjusted to reflect such change; provided, however, that nothing in this Section 3 shall be construed to permit Horizon to take any action with respect to their respective securities that is prohibited by the terms and conditions of the Transaction Agreement.

4.           No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the consummation of the Closing, (b) the termination of the Transaction Agreement in accordance with its terms and (c) the liquidation of Horizon, Sponsor shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Horizon Common Stock, Horizon Common Warrants or other equity interests of Horizon owned by Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Horizon Common Stock, Horizon Common Warrants or other equity interests of Horizon owned by Sponsor or (iii) announce any intention to effect any transaction specified in clause (i) or (ii). Sponsor agrees not to, directly or indirectly, deposit any of the Sponsor Securities in a voting trust, enter into a voting trust or subject any of the Sponsor Securities to any arrangement with respect to the voting of such Sponsor Securities other than this Sponsor Agreement. Any transfer or attempted transfer of Sponsor Securities in violation of this Section 4 shall be, to the fullest extent permitted by applicable Law, null and void ab initio.

5.           No Solicitation. During the period commencing on the date hereof and ending on the earlier of (a) the consummation of the Closing, (b) the termination of the Transaction Agreement in accordance with its terms and (c) the liquidation of Horizon, Sponsor shall not, and shall cause its Subsidiaries not to, and Sponsor shall instruct its and their representatives not to, (i) make any proposal or offer that constitutes a Business Combination Proposal, (ii) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Company, its Subsidiaries and their respective representatives. From and after the date hereof, Sponsor shall, and shall instruct its officers and directors to, and Sponsor shall instruct and cause its representatives, its Subsidiaries and their respective representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Company, its Subsidiaries and their respective representatives).

6.            Representations and Warranties. Sponsor hereby represents and warrants to the Company as follows:

(a)         Sponsor owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) 15,500,000 shares of Horizon Class A Common Stock, 13,599,608 shares of Horizon Class B Common Stock, and 5,166,666 Horizon Common Warrants and 6,519,791 Horizon Private Placement Warrants (the “Sponsor Securities”). Sponsor has, and will have at all times during the term of this Sponsor Agreement, the sole voting power with respect to the Sponsor Securities. The Sponsor Securities are the only equity securities in Horizon owned of record or beneficially by Sponsor on the date of this Sponsor Agreement, and none of the Sponsor Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Securities, except as provided hereunder. Immediately prior to, and conditioned upon, the consummation of the Transaction, Sponsor shall irrevocably surrender to Horizon 13,599,608 shares of Horizon Class B Common Stock in exchange for (i) warrants to purchase 17,000,000 shares of Horizon Class A Common Stock at an exchange price of $10.00 per share, (ii) warrants to purchase 17,000,000 shares of Horizon Class A Common Stock at an exercise price of $15.00 per share and (iii) 50,000 shares of Class A Common Stock, as more particularly set forth in the Exchange Agreement entered into on the date of this Agreement. Other than the 11,686,457 Horizon Common Warrants owned by Sponsor, and except as contemplated by the immediately preceding sentence, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity interests of Horizon or any equity securities convertible into, or which can be exchanged for, equity securities of Horizon.

(b)         Sponsor has been duly formed and is validly existing as a limited liability company and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Sponsor has all requisite power and authority to execute and deliver this Sponsor Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Sponsor Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by Sponsor. This Sponsor Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Sponsor Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(c)         There are no Actions pending against Sponsor, or to the knowledge of Sponsor threatened against Sponsor, by or before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, that would reasonably be expected to challenge or seek to enjoin, alter or materially delay the performance by Sponsor of its obligations under this Support Agreement.

(d)         The execution and delivery of this Sponsor Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or the Sponsor Securities), in each case, to the extent such consent, approval or other action would reasonably be expected to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Sponsor Agreement.

(e)         Except as described on Section 4.19 of the Horizon Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Transaction Agreement based upon arrangements made by Sponsor, for which Horizon or any of its Affiliates may become liable.

(f)          Sponsor understands and acknowledges that each of Horizon and the Company is entering into the Transaction Agreement in reliance upon Sponsor’s execution and delivery of this Sponsor Agreement.

7.            Sponsor Agreements. Unless the Transaction Agreement is terminated in accordance with its terms, Sponsor hereby unconditionally and irrevocably agrees to:

(a)         at the Horizon Stockholders’ Meeting (including any adjournment thereof or any other stockholder or warrantholder meeting of Horizon at which any of the Transaction Proposals are to be voted on (including any proposal or proposals to obtain the approvals contemplated by Section 6.8 of the Transaction Agreement)), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities entitled to vote thereon in favor of the Transaction Proposals;

(b)         at the Horizon Stockholders’ Meeting (including any adjournment thereof or any other stockholder or warrantholder meeting of Horizon at which any of the Transaction Proposals are to be voted on (including any proposal or proposals to obtain the approvals contemplated by Section 6.8 of the Transaction Agreement)), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities entitled to vote thereon against (i) any Business Combination Proposal other than with the Company, its stockholders and their respective affiliates and representatives; (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of Horizon; (iii) any change in the business, management or Board of Directors of Horizon; and (iv) any other action, proposal or agreement that would be reasonably expected to (1) impede, frustrate, nullify, interfere with, delay, postpone or adversely affect the Transaction Proposals or any of the other transactions contemplated by the Transaction Agreement, in each case, other than the proposal to adjourn the Horizon Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the other Transaction Proposals, (2) result in a breach of any covenant, representation or warranty or other obligation or agreement of Horizon or Sponsor under the Transaction Agreement, (3) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Sponsor Agreement, (4) result in any of the conditions set forth in Article VIII of the Transaction Agreement not being fulfilled or (5) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Horizon;

(c)         at any applicable annual or special meeting of Horizon or action taken by written consent in lieu thereof prior to the Closing, vote or consent to, or cause to be voted or consented to, at such meeting (or written consent in lieu thereof), all Sponsor Securities entitled to vote thereon for such actions as are necessary to cause the election of members of the Board of Directors of VS PubCo as contemplated by Section 2(a) of the Stockholders’ Agreement; and

(d)         at the Horizon Stockholders’ Meeting (including any adjournment thereof or any other stockholder or warrantholder meeting of Horizon at which the approvals contemplated by Section 6.8 of the Transaction Agreement are sought), to be present in person or by proxy and vote, or cause to be voted at such meeting, all Sponsor Securities entitled to vote thereon in favor of the approvals contemplated by Section 6.8 of the Transaction Agreement.

8.           Backstop Commitment. In the event the Surviving Corporation Available Cash at the closing is less than $768,984,330.00, then Eldridge shall increase its PIPE Subscription by such shortfall (the “Backstop Commitment”). In consideration of Eldridge making the Backstop Commitment on the date hereof, Intermediate shall pay, or cause to be paid, to Eldridge $11,669,529.90 in cash by wire transfer of immediately available funds (the “Backstop Fee”). The Backstop Fee shall be paid at Closing.

9.           Further Assurances. Sponsor hereby irrevocably and unconditionally agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against the VS Entities, Horizon or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Sponsor Agreement, the Transaction Agreement or the consummation of the transactions contemplated hereby and thereby.

10.         No Inconsistent Agreement. Sponsor hereby represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

11.         Miscellaneous. Sections 10.2 – 10.8 and Section 10.10 – 10.16(a)-(b) of the Transaction Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis. This Sponsor Agreement shall terminate, and have no further force and effect, upon the earlier of (i) the consummation of the Closing and (ii) the termination of the Transaction Agreement in accordance with its terms prior to the Closing.

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Please indicate your agreement to the terms of this Sponsor Agreement by signing where indicated below.

HORIZON SPONSOR, LLC

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Chief Executive Officer

Signature Page to Sponsor Agreement

Accepted and Agreed:

HORIZON ACQUISITION CORPORATION

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Chairman, Chief Executive Officer and
Chief Financial Officer

Signature Page to Sponsor Agreement

HOYA TOPCO, LLC

By:	/s/ Stanley Chia
Name:	Stanley Chia
Title:	Chief Executive Officer and President

Signature Page to Sponsor Agreement

ELDRIDGE INDUSTRIES, LLC

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Chief Executive Officer

Signature Page to Sponsor Agreement